UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 30, 2003
Date of Report

(Date of Earliest Event Reported)

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

#610-815 West Hastings Street, Vancouver, BC, V6C 1B4
(Address of Principal Executive Offices)

604-608-2540
(Registrant's Telephone Number)

Registrant’s Former Name:

SchoolWeb Systems, Inc.
#280 - 815 West Hastings Street, Vancouver, BC, V6C 1B4

Nevada	000-31909	88-0473897
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS

The Registrant has terminated its licence agreement with Advanced Interactive Inc. and Advanced Interactive Inc.’s Canadian subsidiary dated January 1, 2000 (the “Licence Agreement”).

Despite this, the Registrant believes that it will still be able to deliver its software products, primarily the SchoolWeb System, to its customers. The software licenced under the Licence Agreement is no longer used in the Registrant’s products.

The Licence Agreement was terminated for a number of reasons including the failure by Advanced Interactive Inc. to grant to the Registrant North American exclusivity for technologies and software licenced under the Licence Agreement.

The Registrant does not intend at this time to make any further payments under the Licence Agreement and is seeking to cancel, as soon as practicably possible and if possible, 3,000,000 shares of its common stock issued to Advanced Interactive Inc. under the terms of the Licence Agreement.

In the event that either Advanced Interactive Inc. or the Registrant has a dispute with the other party to the Licence Agreement the Licence Agreement calls for the dispute to be submitted to arbitration for settlement. Such arbitration may involve claims for monetary and other damages, Licence Agreement fee payments, royalty payments or other claims and may be significant and material to the business of the Registrant.

ITEM 6.     RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

Not applicable. Financial statements for the Registrant are separately filed under Forms 10KSB and Forms 10QSB and can be found on the SEC’s EDGAR website at www.sec.gov.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.   AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.   TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

EXHIBITS

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 1 of the Registration Statement on Form 10-SB filed on November 6, 2000)

3.2	Articles of Incorporation of North Pacific Capital Corp. (incorporated by reference to Exhibit 3 of the Form 10-SB filed on November 6, 2000)

3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 10-SB filed on November 6, 2000)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.

By:	/s/ Griffin Jones

Griffin Jones, Director and Secretary

By:	/s/ Michael Dearden

Michael Dearden, President and Director

Dated: October 30, 2003